UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

SinoCubate, Inc.
 (Name of Registrant as Specified in Charter)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SINOCUBATE, INC.
Kerry Centre, 1515 West Nanjing Road, 29th Floor
Shanghai, P.R. China, 200040

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of SinoCubate, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving an amendment to our Articles of Incorporation (our “Articles of Incorporation”), to change our name from “SinoCubate, Inc.” to “Viking Investments Group, Inc.”

The accompanying information statement (the “Information Statement”), which describes the proposed name change in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Pursuant to the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposed name change.  As such, the name change will be effected on or around June 13, 2012.

Your consent regarding the proposed name change is not required and is not being solicited in connection with this corporate action.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act of the approval by written consent of a majority of our stockholders with respect to the proposed name change.  We will first mail the Information Statement to all of our stockholders on or around May 23, 2012 to stockholders of record as of May 8, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.  THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR
INFORMATION PURPOSES ONLY.

By Order of the Board of Directors
of SinoCubate, Inc.

Tom Simeo,
Chief Executive Officer

May 23, 2012

Important Notice Regarding the Availability of Information Statement Materials for the Action by Written Consent of Stockholders in Lieu of a Special Meeting.

The Information Statement is available at: www.sinocubate.com.

INFORMATION STATEMENT

May 8, 2012

SINOCUBATE, INC.
Kerry Centre, 1515 West Nanjing Road, 29th Floor
Shanghai, P.R. China, 200040

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of SinoCubate, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), to the holders of record at the close of business on May 8, 2012 (“Record Date”), of the Company’s outstanding common voting stock, par value $0.001 per share (“Common Stock”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

The Company is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Exchange Act, that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving an amendment to our Articles of Incorporation (our “Articles of Incorporation”) to change our name from “SinoCubate, Inc.” to “Viking Investments Group, Inc.”  No vote or other action is requested or required on your part.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A1:
Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, our stockholders holding at least a majority of the issued and outstanding shares of our Common Stock approved an amendment to our Articles of Incorporation to change our name from “SinoCubate, Inc.” to “Viking Investments Group, Inc.” (the “Name Change Amendment”).  Additional information regarding the Name Change Amendment is set forth below in the section entitled “Approval of Name Change Amendment.”

Q2:	How many shares of Common Stock were voted in favor of the Name Change Amendment?

A2:
The approval of the Name Change Amendment by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock as of May 8, 2012 (the “Record Date”).  As of the Record Date, 19,502,974 shares of our Common Stock were issued and outstanding.  Each share of our Common Stock is entitled to one vote. The holders of 17,298,577 shares of our Common Stock, representing approximately 88.70% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting.  Consequently, no additional votes are required to approve the Name Change Amendment.

Q3:	Why is the Company amending its Articles of Incorporation through a stockholder written consent in lieu of holding a stockholder meeting?

A3:
Under the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, stockholder actions may be taken by written consent without a meeting of stockholders.  The written consent of the holders of a majority of our outstanding Common Stock is sufficient to approve and adopt the Name Change Amendment.  The Company is not required to solicit the vote of any additional stockholders to effect the Name Change Amendment.  The Company is, however, obligated by federal securities laws to provide this Information Statement to you in connection with the Name Change Amendment.

Q4:	Has the Board approved the name change.

A4:	Yes. The Board approved the name change on May 8, 2012.

Q5:	When will the Name Change Amendment be effective?

A5:
In accordance with federal securities laws, the proposed name change can not be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders.  The Name Change Amendment will become legally effective on the date it is filed with the Secretary of State of Nevada, which we anticipate to be on or around June 8, 2012.

Q6:	Am I entitled to dissenter’s rights in connection with the name change?

A6:	No. The Nevada Revised Statutes do not provide for dissenter’s rights with respect to the Name Change Amendment.

APPROVAL OF NAME CHANGE AMENDMENT

Name Change Amendment

Our Board and a majority of the holders of our Common Stock have approved an amendment to our Articles of Incorporation to change our name from “SinoCubate, Inc.” to “Viking Investments Group, Inc.”  The name change is being effected because our Board believes that the new name will better reflect our current business as a provider of services to companies internationally and not just in China.  Our business model recently changed in the fourth quarter of 2011, and we began focusing on providing business management and consulting services to companies internationally instead of focusing exclusively on making strategic acquisitions of Chinese companies.

A copy of the proposed form of Certificate of Amendment of the Articles of Incorporation is attached to this Information Statement as Exhibit A .

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, none of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of May 8, 2012 (i) by each person who is known by us to beneficially own more than 5% of the Company’s common stock; (ii) by each of its officers and directors; and (iii) by all of its officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company.

Title of Class	Name & Address of Beneficial Owners	Amount & Nature of Beneficial Ownership (1)	Percent of Class (2)
Common Stock, $0.001 par value	Viking Investments Group, LLC (Nevis) (3)	15,113,577	77.49%
Common Stock, $0.001 par value	Tom Simeo	2,160,000	11.08%
Common Stock, $0.001 par value	Dr. Wei-Wei Zhang	25,000	0.13%
Common Stock, $0.001 par value	All officers and directors as a Group	2,185,000	11.20%
___________
*Less than 1%

1.	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s common stock.

2.
A total of 19,502,974 shares of the Company’s common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3.	Tom Simeo has voting power for the shares held in the name of Viking Investments Group, LLC (Nevis).

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

•	Advising shareholders of the action taken by written consent by Nevada Law; and
•	Giving shareholders advance notice of the actions taken, as required by the Exchange Act.

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our shareholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Name Change Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the Name Change Amendment.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. Additional copies of this Information Statement may be obtained at no charge by writing us at: Kerry Centre, 1515 West Nanjing Road, 29th Floor, Shanghai, P.R. China, 200040, Attn: Tom Simeo, CEO.

The Information Statement is also available at: www.sinocubate.com.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one information statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the information statement by contacting the Company at the address or phone number set forth below. Conversely, if multiple shareholders sharing an address receive multiple information statements and wish to receive only one, such shareholders can notify the Company at the address or phone number set forth below.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Tom Simeo, CEO, at:
Kerry Centre, 1515 West
Nanjing Road, 29th Floor
Shanghai, P.R. China, 200040
Telephone + 86 (21) 6103 7519

 SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

May 23, 2012	/s/ Tom Simeo
Tom Simeo
CEO, Director and Treasurer

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
for Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SINOCUBATE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

The name of the corporation is Viking Investments Group, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 88.70%

4. Effective date of filing (optional):

5. Officer Signature (Required): ___________________________________

*
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.